UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 10, 2004

                       Technology Investment Capital Corp.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                     333-109055                20-0118736
----------------------------         -----------            ------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)



8 Sound Shore Drive, Suite 215, Greenwich, CT             06830
---------------------------------------------             -----
   (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code     203-661-3122
                                                  -----------------

          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 9. Regulation FD Disclosure.

     The following press release was issued by Technology Investment Capital Corp. on February 10, 2004:


Greenwich, CT - February 10, 2004 - Technology Investment Capital Corp. (Nasdaq:
TICC) announced today that Lee Stern, Chief Transaction Officer of TICC's adviser, has entered into an exclusive employment relationship with the adviser for the benefit of TICC. Mr. Stern has been with TICC since its inception, and had previously maintained dual employment with TICC's adviser and its sub-adviser. Mr. Stern continues to serve on TICC's investment committee.

With the recent hiring of Branko Krmpotic as Managing Director and Senior Credit Analyst, and with Mr. Stern's increased role with TICC's adviser, TICC and its adviser have more closely integrated the Company's credit analysis function with its transaction origination and review process. Going forward, all TICC investment professionals will be based at the Company's headquarters in Greenwich, CT.


About Technology Investment Capital Corp.
Technology Investment Capital Corp. is a publicly traded specialty finance company, organized as a closed-end, non-diversified investment company that is a business development company under the Investment Company Act of 1940. Companies interested in learning more about TICC's financing opportunities should contact Barry Osherow at (203) 661-9572.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from the results projected in the forward looking statements.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       Technology Investment Capital Corp.
                       -----------------------------------
                                  (Registrant)


                                            /s/ Saul B. Rosenthal
                                   -----------------------------------
                                               (Signature)
Date:  February 10, 2004
       -----------------
                              By:  Saul Rosenthal
                                 -----------------------------

                              Title:  Chief Operating Officer
                                    -------------------------



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